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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-80623, No. 333-36093, No. 333-56933, No. 333-87897, No.
333-49892 and No. 333-56704) pertaining to the Sonus Pharmaceuticals, Inc., Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan-1991, 1995 Stock Option Plan for Directors, Employee Stock Purchase Plan, 1999 Nonqualified Stock Incentive Plan, 2000 Stock Incentive Plan and 401(k) Profit Sharing Plan and Trust and in the Registration Statements (Form S-3 No. 333-64966, No. 333-82414 and No. 333-107987) pertaining to the registration for resale of shares of common stock of Sonus Pharmaceuticals, Inc. and in the related Prospectuses of our report dated January 20, 2004, with respect to the financial statements of Sonus Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

                                                           /s/ Ernst & Young LLP

Seattle, Washington
March 9, 2004